Exhibit 99.1

Contacts:
Quidel Corporation	Lippert/Heilshorn & Associates
Paul E. Landers, Chief Financial Officer	Ina McGuinness/Bruce Voss
(858) 552-7962	(310) 691-7100

QUIDEL NAMES CAREN L. MASON CHIEF EXECUTIVE OFFICER

— Former GE General Manager Women’s Healthcare

Brings To Quidel Strong Customer and Operating Skills —

SAN DIEGO, Calif. (August 23, 2004) – Quidel Corporation (NASDAQ: QDEL), a leading provider of point-of-care rapid diagnostic tests, today announced that Caren L. Mason, 50, has been named president, chief executive officer and a member of the board of directors, effective August 20, 2004.  Ms. Mason succeeds S. Wayne Kay, who previously agreed to step down with the naming of his successor.

“Caren is a proven leader and very well regarded executive whose skills are particularly well suited to building shareholder value and confidence in Quidel.  She has led high tech, fast-growth entrepreneurial companies in healthcare, as well as health care business units of major corporations with revenues exceeding hundreds of millions of dollars,” said Mark A. Pulido, Quidel’s chairman of the board.

Commenting on her appointment, Ms. Mason said, “Quidel has a significant opportunity to achieve and sustain consistent and profitable growth.  We will focus on developing and launching innovative new products, reaching out to the end user, building customer value and attaining strong growth in the market share of our quality brands.”

Ms. Mason has more than 25 years experience in healthcare.  She started her career with Baxter/American Hospital Supply, moving rapidly through the sales and marketing ranks before moving on to Bayer AG, where she assumed the position of Senior Vice President AGFA Technical Imaging Systems business group, after achieving notable success in National Accounts, Marketing and Business Development.  Ms. Mason was then recruited to GE Medical Systems, where she was quickly promoted to lead several re-positioning general management assignments in the $1.2 billion services business before taking the helm of a newly formed Women’s Healthcare business.  She went on to become the CEO of eMed Technologies, Inc. and President and CEO of MiraMedica, two entrepreneurial, pioneering digital technology, diagnostic imaging companies.  Most recently, after selling MiraMedica to Eastman Kodak, Ms. Mason provided transition support and consultative services to Kodak in Women’s Health.

Ms. Mason is a graduate of Indiana University, where she was executive vice president of her graduating class and a merit scholarship winner. She has extensive executive education, including that from the University of Chicago, Round Table Group and GE Crotonville.  Ms. Mason has been a member of the Franciscan Sisters of the Poor Foundation Board of Governors, winning their Heritage Award in 1995.  She also has been a member of the board of directors for MediServ/GESCI, eMed Technologies, Inc. and MiraMedica, Inc.

About Quidel

Quidel Corporation is a global company dedicated to helping women and their families live healthy lives through the discovery, development, manufacture and marketing of point-of-care (POC) rapid diagnostic tests that detect medical conditions and illnesses.  Quidel’s products provide accurate, rapid and cost-effective diagnostic information for acute and chronic conditions in areas including reproduction, upper respiratory infections and other clinical conditions.  Quidel’s diagnostic tests include pregnancy, infectious diseases, including influenza A and B, Strep throat, H. pylori, chlamydia, infectious mononucleosis and infectious vaginitis.  Quidel’s products are sold to healthcare professionals for use in physician offices, clinical laboratories and to consumers through several distribution partners.  For more information, please visit www.quidel.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks and uncertainties.  Many possible events or factors could affect Quidel’s future financial results and performance, such that its actual results and performance may differ materially.  As such, no forward-looking statement can be guaranteed.  Differences in operating results may arise as a result of a number of factors including, without limitation, intellectual property, product liability, environmental or other litigation, required patent license fee payments not currently reflected in our costs, seasonality, the severity of cold and flu seasons, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. FDA, and the lower acceptance of our new products than forecast.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. The risks described in reports and registration statements that we file with the SEC from time to time should be carefully considered.  You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release.  We undertake no obligation to publicly release the results of any revision of the forward-looking statements.

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